EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-129252, 333-115025, 333-105941, 333-104729, 333-65074, and 333-94299) of NEXT, INC. of our report dated March 13, 2009, with respect to the consolidated financial statements of NEXT, INC. and subsidiaries included in this Annual Report (Form 10-K) for the year ended November 28, 2008.

/s/ Joseph Decosimo and Company PLLC

Chattanooga, Tennessee

March 13, 2009